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                                                                   EXHIBIT 10.35



                              SUBLICENSE AGREEMENT


                                  By and Among

                      NOVARTIS PHARMACEUTICALS CORPORATION,

                           NOVEN PHARMACEUTICALS, INC.

                                       and

                              VIVELLE VENTURES LLC


                             Dated as of May 1, 1998

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                              SUBLICENSE AGREEMENT


         SUBLICENSE AGREEMENT dated as of May 1, 1998 (this "Agreement") by and among Novartis Pharmaceuticals Corporation, a Delaware corporation ("Novartis"), as the successor-in-interest to the Pharmaceuticals Division of Ciba-Geigy Corporation, a New York corporation ("CIBA"), Vivelle Ventures, LLC, a Delaware limited liability company ("LLC") and Noven Pharmaceuticals, Inc. a Delaware corporation ("Noven"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Restated License Agreement dated as of November 15, 1991 by and between Noven and CIBA (the "Restated License Agreement"), attached hereto as Exhibit A.




                              W I T N E S S E T H:


         WHEREAS, Novartis, as successor-in-interest to Ciba, and Noven are parties to the Restated License Agreement, pursuant to which Noven has granted Novartis an exclusive license under the Patent Rights and Know-How, to manufacture, have manufactured, use and sell the Licensed Products and CIBA Products in the Territory;

         WHEREAS, Novartis and Noven have formed LLC for the purpose of creating a platform to maintain and grow a franchise in women's health, focusing initially on the manufacture and sale of the 17(beta)-estradiol single active ingredient in a matrix currently being marketed by Novartis under the trademark "Vivelle" pursuant to the Restated License Agreement ("Vivelle");

         WHEREAS, Novartis and Noven have agreed that in connection with the formation of the joint venture, Novartis shall, as its contribution to LLC, among other things, grant an exclusive sublicense to LLC of Novartis' rights under the Restated License Agreement; and

         WHEREAS, LLC desires to obtain from Novartis a sublicense to manufacture, have manufactured, use and sell Vivelle in the United States and the other Licensed Products and CIBA Products in the Territory;

         NOW THEREFORE, in consideration of the agreements and covenants set forth above and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant of Sublicense. (a) For the term of this Agreement, Novartis hereby grants LLC (i) an exclusive sublicense to manufacture, have manufactured, use and sell Vivelle in the United States on the terms and conditions provided herein and (ii) an exclusive sublicense to
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manufacture, have manufactured, use and sell the other Licensed Products and
CIBA Products in the Territory on the terms and conditions provided herein;

         (b) For the term of this Agreement, LLC agrees to be bound by and perform and discharge all the duties and obligations of Novartis under the Restated License Agreement to the extent not modified hereby.

         2. Sublicense in Canada. (a) Novartis and Noven hereby grant LLC the right to sublicense the right to use and sell the Licensed Products (other than Vivelle) and CIBA Products in Canada.

         (b) During the period in which Novartis retains the right to manufacture, have manufactured, use and sell Vivelle in Canada, Novartis agrees to remit to LLC all profits it realizes through sales of Vivelle to its Affiliate in Canada within 15 days of receipt of payment therefor. During the period in which Novartis retains the right to manufacture, have manufactured, use and sell Vivelle in Canada, Novartis also agrees to use good faith efforts to continue to sell Vivelle to Novartis' Canadian Affiliate on the same terms and price that it and/or its Affiliates have been utilizing during the six months prior to the date of this Agreement; provided that if Novartis proposes to change the terms and/or price that it sells Vivelle to Novartis' Canadian Affiliate it shall discuss such proposal with Noven.

         (c) Novartis covenants to use commercially reasonable efforts to resolve all issues with its Canadian Affiliate necessary for Novartis to sublicense to LLC the right to manufacture, have manufactured, use and sell Vivelle in Canada. Subject to and effective upon resolution of such issues to the satisfaction of Novartis, Noven and Novartis' Canadian Affiliate as evidenced by written agreements, Novartis and Noven hereby grant the LLC the right to sublicense the right to use and sell Vivelle in Canada to Novartis' Canadian Affiliate. In connection with the foregoing, LLC covenants to enter into a long-term supply and sublicense agreement with Novartis' Canadian Affiliate substantially on the terms presently contained in the Restated License Agreement for the distribution of Licensed Products (including Vivelle) and CIBA Products in Canada and, with respect to Vivelle, at the price at which Novartis' Canadian Affiliate has been purchasing Vivelle from Novartis and/or its Affiliates during the six months prior to the date of this Agreement.

         3. Payment of Royalties. (a) In consideration for the rights granted in Paragraph 1 above and in addition to any price paid to Noven for the supply of any or all of the Licensed Products pursuant to any separate supply agreement or assignment of existing supply agreement, LLC shall be obligated to pay all royalties owed to Noven for Licensed Products and CIBA Products, during the Royalty Period, according to the schedule set forth in Article 4 and the timing of Royalty Payments set forth in Article 5 respectively of the Restated License Agreement and as applied to Aggregate Net Sales in each calendar year.

         (b) Noven agrees that Novartis will not be liable for, and Noven hereby releases and holds Novartis harmless from all claims related to (i) the payment of any royalties owed to Noven by LLC for sales of Licensed Product by LLC (ii) the payment of any royalties owed to Noven by Novartis' Canadian Affiliate for sales of Licensed Products (other than Vivelle) and


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CIBA Products in Canada by Novartis' Canadian Affiliate or (iii) once Novartis'
Canadian Affiliate and the LLC execute the supply and sublicense agreement described in paragraph 2(c) above, the payment of any royalties owed to Noven by Novartis' Canadian Affiliate for sales of Vivelle in Canada.

         4. Sublicense Term; Termination. This Sublicense is effective upon the date of its execution by Novartis and LLC and shall continue in effect until the earlier to occur of the following events:

         (a) the dissolution of LLC as provided in Article X of the Operating Agreement dated as of May 1, 1998 between Novartis and Noven; or

         (b)      the termination of the Restated License Agreement.

On termination of this Agreement, LLC shall return to Novartis all documented or written Know-How provided by Novartis under this Agreement and LLC shall have no further right or license hereunder to Noven's Know-How or Patent Rights.

         5. Breach; Termination. This Agreement may be terminated by Novartis on a product-by-product basis (without prejudice to any of its other rights), in the event of a material breach by LLC, provided that LLC is given written notice of such claimed breach and a reasonable time, not to exceed sixty (60) days, in which to cure such breach. Such period to cure may be extended for up to thirty
(30) days, upon written request, if such additional time is reasonably necessary to effect such cure and provided that such breaching party is using its reasonable efforts to diligently pursue such cure. The right to terminate this Agreement, as provided herein, shall not be affected in any way by a waiver of, or failure to take action with respect to, any previous default. On termination of this Agreement, LLC shall return to Novartis all documented or written Know-How provided by Novartis under this Agreement and LLC shall have no further right or license hereunder to Noven's Know-How or Patent Rights.

         6. New Product Development. Noven shall use commercially reasonable efforts to develop follow-on products to Vivelle, including Vivelle II (as that term is defined in the Operating Agreement), under the terms of the Restated License Agreement.

         7. Absolute Assignment of Restated License Agreement. In the event that Noven purchases all of Novartis' Interest (as that term is defined in the Operating Agreement) in LLC pursuant to Section 9.5 of the Operating Agreement, Novartis and Noven shall execute an assignment agreement assigning all of Novartis' rights and obligations under the Restated License Agreement to LLC and releasing Novartis from its obligations under the Restated License Agreement. In addition, Novartis shall transfer to Noven the NDA relating to the Milestone Products, ANDA No. 73-418, and any NDA or ANDA relating other Licensed Products and shall return to Noven all documented or written Know-How provided by Noven under the Restated License Agreement.

         8. Noven Payments. Noven agrees that for purposes of the payment required under Article 13.4 a) 2) of the Restated License Agreement, the amounts paid by LLC to Noven


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shall be considered part of the total payments made by Novartis to Noven within the thirty (30) day period of the date of termination.

         9. Notices. Any notice or communication required or permitted to be given or made under this Agreement by one of the parties hereto shall be in writing and shall be deemed to have been sufficiently given or made for all purposes if mailed by certified mail, postage prepaid, addressed to such other party at its respective address as follows:

                  (a)      If to Noven, to:

                           Noven Pharmaceuticals, Inc.
                           11960 S.W. 144th Street
                           Miami, FL 33186
                           Attention: Mr. Robert C. Strauss, President and Chief
                                      Executive Officer
                           Telephone:   (305) 253-5099
                           Facsimile:   (305) 232-1836

                  with a copy to:

                           Foley & Lardner
                           3000 K Street, N.W.
                           Suite 500
                           Washington, D.C. 20007
                           Attention: Sybil Meloy, Esq.
                           Telephone:   (202) 672-5300
                           Facsimile:   (202) 672-5399

                  or to such other person or address as Noven shall furnish to the other parties hereto in writing.

                  (b)      If to Novartis, to:

                           Novartis Pharmaceuticals Corporation
                           59 Route 10
                           East Hanover, NJ 07936
                           Attention: Office of the CEO
                           Telephone:   (973) 781-8005
                           Facsimile:   (973) 781-7036

                  with copies to:

                           Novartis Pharmaceuticals Corporation
                           59 Route 10
                           East Hanover, NJ 07936
                           Attention: Thomas Kendris, Esq., Legal Department
                           Telephone:   (973) 781-5234
                           Facsimile:   (973) 781-6477


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                  and

                           White & Case LLP
                           1155 Avenue of the Americas
                           New York, NY  10036
                           Attention: William F. Wynne, Jr., Esq.
                           Telephone:   (212) 819-8200
                           Facsimile:   (212) 354-8113


                  or to such other person or address as Novartis shall furnish to the other parties hereto in writing.

                  (c)      If to LLC, to:

                           Vivelle Ventures LLC
                           c/o Noven Pharmaceuticals, Inc.
                           11960 S.W. 144th Street
                           Miami, FL  33186
                           Attention:  Mr. Robert C. Strauss, President
                           Telephone:       (305) 253-5099
                           Facsimile:       (305) 232-1836

                  with copies to:

                           Novartis Pharmaceuticals Corporation
                           59 Route 10
                           East Hanover, NJ  07936
                           Attention:  Thomas Kendris, Esq., Legal Department
                           Telephone:       (973) 781-5234
                           Facsimile:       (973) 781-6477

                  and

                           White & Case LLP
                           1155 Avenue of the Americas
                           New York, NY  10036
                           Attention:  William F. Wynne, Jr., Esq.
                           Telephone:  (212) 819-8200
                           Facsimile:  (212) 354-8113

                  or to such other person or address as LLC shall furnish to the other parties hereto in writing.


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         10. Force Majeure. Neither party shall be responsible or liable to the other hereunder for failure or delay in performance of this Agreement due to any war, fire, accident or other casualty, or any labor disturbance or act of God or the public enemy, or any other unforeseeable contingency beyond such party's control. In addition, in the event of the applicability of this Paragraph, the party affected by such force majeure shall immediately use its best efforts to eliminate, cure and overcome any of such causes and resume performance of its obligations.

         11. Assignment. This Agreement and all rights and obligations hereunder are personal to the parties hereto and may not be assigned, other than to Affiliates of Novartis, without the express prior written consent of the other. Any assignment or attempt at same in the absence of such prior written consent shall be void and without effect.

         12. Applicable Law. This Agreement shall be construed, and the rights of the parties determined, in accordance with the laws of the State of New York without regard to choice of law principles of the State of New York.

         13. Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. In the event any provisions shall be held invalid, illegal or unenforceable the parties shall use best efforts to substitute a valid, legal and enforceable provision, which insofar as possible, implements the purposes hereof. The same principle shall apply in respect of the filling of any contractual gap.

         14. No Waiver. The failure of any party hereto at any time or times to require performance of any provisions hereof shall in no manner affect its right to enforce such provision at a later time. No waiver by any party hereto of any condition nor the breach of any term, covenant or representation contained in this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or deemed to be or construed as the breach of any other term, covenant or representation in this Agreement.

         15. Draftsmanship. The parties acknowledge and agree that this Agreement is the product of extensive negotiation and neither party will be deemed to have drafted this Agreement.

         16. Entire Agreement. This Agreement among the parties made on the date of execution hereof, constitute the entire understanding among the parties relating to the subject matter hereof, and no amendment or modification to this Agreement shall be valid or binding upon the parties unless made in writing and signed by the representatives of such parties.

         17. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.





                                NOVARTIS PHARMACEUTICALS CORPORATION



                                By: /s/ Wayne P. Yetter
                                   ---------------------------------------------
                                   Title: President and Chief Executive Officer



                                NOVEN PHARMACEUTICALS, INC.



                                By: /s/ Steven Sablotsky
                                   ---------------------------------------------
                                   Title: Chairman



                                VIVELLE VENTURES LLC



                                By: /s/ Robert C. Strauss
                                   ---------------------------------------------
                                   Title: President